UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	Nasdaq Global Select Market
Warrants to purchase common stock expiring 2026	OUSTZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025, the Board of Directors (the “Board”) of Ouster, Inc. (the “Company”) elected Phillip Eyler to the Board, effective immediately. Mr. Eyler has been appointed to serve the Board’s Compensation Committee, effective as of the same date. Biographical information regarding Mr. Eyler can be found on the Company’s investor relations website at https://investors.ouster.com/governance/board-of-directors/default.aspx. The information on the Company’s investor relations website is not deemed incorporated by reference herein.

Mr. Eyler will be compensated consistent with the Company’s Third Amended and Restated Non-Employee Director Compensation Program as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025. The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Eyler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: December 10, 2025	By:	/s/ Megan Chung
	Name:	Megan Chung
	Title:	General Counsel and Secretary